EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated August 12, 2009, in Amendment No. 2 to the Registration Statement (File No. 333-160030) and related prospectus of Advisors Disciplined Trust 381.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
August 12, 2009